U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

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                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 23, 2000


                         COMMISSION FILE NUMBER: 0-27229

                       FLINTROCK FINANCIAL SERVICES, INC.

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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                     NEVADA

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         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   88-0409163

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                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


                               1187 W. 16th Avenue
                           Vancouver, B.C., Canada V6H

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                 (ADDRESS AND PHONE NUMBER OF PRINCIPAL OFFICES)

                      2980 S. Rainbow Boulevard, Suite 108
                             Las Vegas, Nevada 89146

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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)








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ITEM  5:  OTHER EVENTS

     The Company has received written commitments for a private placement financing totalling US$1,350,000. The placement involves the sale of Units at US$6.00 per Unit. Each Unit consists of one share of common stock and one warrant to purchase one share of common stock for US$8.00 per share for a period of one year.

     The proceeds of the placement will be used by the Company to exercise its option to acquire 82.5% of the total outstanding shares of Tysa Corporation, a private Washington corporation located in Seattle, Washington, for cash consideration of US$835,000 and the issuance of 2,100,000 shares of the Company's restricted shares of common stock. The balance of the proceeds from the placement will be used for working capital.

     Tysa operates a profitable automotive internet and point-of-purchase business in Washington and California under the name "Auteo Media" (www.auteo.com). Tysa's core business involves the collection of vehicle data and onsite digital photographs used to produce point-of-purchase window labels and internet services to approximately 120 vehicle dealerships in Washington and California.

     Tysa also condicts automotive auctions on its website www.bidthatcar.com, and runs electronic-to-print classified ads for vehicles on its website www.autoloco.com.

                                   SIGNATURES

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     Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      FLINTROCK FINANCIAL SERVICES, INC.



                                      By: /s/ JEFF STEVENSON
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                                              Jeff Stevenson, President

Dated:  February 23, 2000


















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